EXHIBIT 23.2


                       [Arthur Andersen LLP Letterhead]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our report dated October 28, 1997, included in or made a part of the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4, covering our audit of the balance sheet of FDX Corporation as of October 3, 1997.


Arthur Andersen LLP


Memphis, Tennessee
October 28, 1997.